UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012 (August 24, 2012)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Stock Purchase Agreement

On August 24, 2012, Trimble Navigation Limited, a California corporation (“Trimble”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TMW Systems Holdings LLC, a Delaware limited liability company (the “Seller”), TMW Intermediate Holdings Corporation, a Delaware corporation and wholly-owned subsidiary of the Seller (“TMW”) and, for the limited purposes set forth therein, certain holders of equity in the Seller identified therein.  Upon the terms and subject to conditions set forth in the Purchase Agreement, Trimble will acquire all of the issued and outstanding shares of common stock of TMW (the “Acquisition”) from the Seller for a total purchase price of $335 million, subject to certain adjustments described in the Purchase Agreement (the “Purchase Price”).  Upon the Acquisition becoming effective, TMW will be a wholly-owned subsidiary of Trimble.  Trimble’s board of directors unanimously approved the Purchase Agreement, the Acquisition and the other transactions contemplated therein.

Representations, Warranties and Covenants. The Purchase Agreement contains representations, warranties and covenants by the parties that are customary for a transaction of this nature, including, among other things, covenants and agreements relating to the conduct of each of TMW’s and its subsidiaries’ businesses between the date of the signing of the Purchase Agreement and the closing of the Acquisition.

Closing Conditions. The completion of the Acquisition is subject to various customary closing conditions, including, among other things (i) no court having issued an injunction that prohibits the consummation of the Acquisition; (ii) the expiration or termination of the waiting period applicable to the consummation of the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) no event, circumstance or change that results in a material adverse change to TMW and its subsidiaries, taken as a whole; (iv) the receipt of customary certificates; (v) the continued employment as of the closing of at least four of the five members of TMW’s executive management team (one of which shall be TMW’s chief executive officer) except due to death or disability and (vi) the effectiveness at closing of certain non-competition, non-solicitation and confidentiality agreements between Trimble and the five executive officers of TMW and a non-solicitation and confidentiality agreement among Trimble and the Seller.

Termination.  The Purchase Agreement may be terminated and the Acquisition rescinded with immediate effect at any time prior to closing only (i) by mutual consent of Buyer and the Seller; (ii) by Buyer or the Seller upon a material breach of the other party or (iii) by Buyer or the Seller if the closing of the Acquisition has not occurred on or before December 31, 2012, subject to extension, to no later than June 30, 2013, under certain circumstances.

Escrow and Seller Indemnification.  At the closing of the Acquisition, Trimble will pay a total of $21.5 million of the Purchase Price into two escrow accounts.  The first escrow account, a purchase price adjustment escrow account in the amount of $1.5 million, will be used to satisfy any obligation of the Seller to pay a purchase price adjustment to Trimble resulting from the final determination of TMW’s net working capital as of closing date.   The second escrow account, an indemnity escrow account in the amount of $20.0 million, will be the sole and exclusive remedy available to Trimble if the Seller’s or TMW’s representations and warranties fail to be true and correct at the signing or the closing of the Acquisition, or if the Seller or TMW breaches any covenants or agreements pursuant to the Purchase Agreement, other than with respect to (i) fraud, (ii)

taxes of the Seller or TMW relating to the pre-closing period, (iii) a breach of certain enumerated fundamental representations and warranties of the Seller or TMW, (iv) covenants or agreements to be performed by the Seller after the closing, (v) certain expenses and payments incurred by the Seller or TMW or arising as a result of the Acquisition and (vi) indebtedness of TMW and its subsidiaries outstanding as of the closing.   In the case of items (i) through (vi) in the preceding sentence, Trimble may pursue claims in excess of the indemnity escrow directly against the members of the Seller that are signatories to the Purchase Agreement, on a pro-rata basis.  Any amounts remaining in the purchase price adjustment escrow account after determination of TMW’s net working capital as of closing date will be released to the Seller. On the date that is nine months after the closing, an amount will be released to the Seller from the indemnity escrow account equal to (i) the then remaining amount in the indemnity escrow account, less (ii) $10 million less (ii) an amount for all claims pending at such time.  On the date that is eighteen months after the closing, the then remaining amount in the indemnity escrow account less an amount for all claims pending at such time will be released to the Seller.  Trimble’s indemnification claims are subject to a $1.5 million deductible.  To the extent that the purchase price adjustment exceeds the purchase price adjustment amount, Trimble may recover any such excess from indemnity escrow.

The Purchase Agreement is attached hereto as an exhibit and is incorporated herein by reference.  The foregoing description of the Purchase Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Purchase Agreement.  It is not intended to provide any other factual information about Trimble, TMW or the Seller.  The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates.  The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Trimble, the Seller, TMW or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Trimble’s public disclosures.

Press Release

A copy of the press release issued by Trimble announcing the Acquisition and entry into the Purchase Agreement is attached hereto as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

Trimble also disclosed in the press release that (i) TMW’s reported trailing twelve month revenue is approximately $96 million and (ii) the completion of the Acquisition is expected to be slightly dilutive to Trimble’s fourth quarter non-GAAP earnings per share by $0.01 to $0.03 per share, due to the impact of a one-time, non-cash write-down on a portion of TMW’s deferred revenue, and accretive to Trimble’s 2013 non-GAAP earnings per share by $0.12 to $0.14 per share.

For a discussion of Trimble’s determination and use of non-GAAP net income, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of GAAP to Non-GAAP Financial Measures” in Trimble’s most recent filing on Form 10-Q, filed with the Securities and Exchange Commission on August 7, 2012.

Forward Looking Statements

This Current Report, including Exhibit 99.2, includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements, including the timing and funding of the Acquisition, and its impact on Trimble's financial results, are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties.  Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) realizing the anticipated benefits of the acquisition of TMW, (ii) successfully completing the Acquisition and the timing of Acquisition, (iii) Trimble’s ability to successfully integrate TMW’s products and services and (iv) the risks and uncertainties associated with unexpected expenditures or assumed liabilities that may be incurred as a result of the Acquisition and retaining key TMW personnel and customers. Any failure to achieve predicted results could negatively impact Trimble’s revenues, cash flow from operations, and other financial results.  Trimble’s financial results will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect Trimble’s position as of the date of this release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1
Stock Purchase Agreement, dated August 24, 2012, by and among Trimble Navigation Limited, TMW Intermediate Holdings Corporation, TMW Systems Holdings LLC and, for the limited purposes set forth therein, certain holders of equity in the Seller named therein.

99.2	Press Release, dated August 27, 2012, issued by Trimble Navigation Limited announcing the Acquisition and entry into the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED a California corporation

Dated: August 27, 2012	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                    Description

99.1
Stock Purchase Agreement, dated August 24, 2012, by and among Trimble Navigation Limited, TMW Intermediate Holdings Corporation, TMW Systems Holdings LLC and, for the limited purposes set forth therein, certain holders of equity in the Seller named therein.

99.2	Press Release, dated August 27, 2012, issued by Trimble Navigation Limited announcing the Acquisition and entry into the Purchase Agreement.

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